Item 24.b. Exhibit (16)


                              SECURITY INCOME FUND

As Of December 31, 1995

Average Annual Total Return Of Corporate Bond Series
                               ---------------------

1.     Average Total Return For 1 Year = +12.67%
                                         ------

               1000                (1+T) 1                =          1126.65
                                   (1+T) 1                =          1.12665
                                    1+T                   =          1.12665
                                      T                   =           .1267

2.     Average Total Return For 5 Years = +8.26%
                                          -----

               1000                (1+T) 5                =          1486.90
                                   (1+T) 5                =         1.48690
                                  ((1+T) 5)1/5            =        (1.4869)1/5
                                    1+T                   =         1.0826
                                      T                   =          .0826

3.     Average Total Return For 10 Years = +7.91%
                                           -----

               1000                (1+T) 10               =          2140.74
                                   (1+T) 10               =         2.14074
                                  ((1+T) 10)1/10          =        (2.14074)1/10
                                    1+T                   =         1.0791
                                      T                   =          .0791

                                                         Item 24.b. Exhibit (16)

                              SECURITY INCOME FUND

                                    (Class A)

U.S. Government Series Yield Calculation As Of December 31, 1995 = 6.73%

  [  [  (58,976.38-481.56-8772.18)    ] 6]
2 [  [  -------------------------- +1 ]  ]-1
  [  [    (2,034,916.518)(5.22)       ]  ]


  [ ( (    49,722.64   )    ) 6]
2 [ ( ( -------------- ) +1 )  ]-1
  [ ( ( 10,622,264.223 )    )  ]


2 [ ( (.004680983+1)6 )-1 ]

2 [ (1.02841663)-1 ]

2 (.02841663)

              =     .056833259 December 31, 1995, Govt. A
                    ----------

Corporate Bond Series Yield Calculation As Of December 31, 1995 = 7.08%
---------------------                                             ----

  [  [  (501,509.11-76,743.08)    ] 6]
2 [  [  ---------------------- +1 ]  ]-1
  [  [  (12,614,629.269)(7.76)    ]  ]


  [ ( (   424,766.03   )    ) 6]
2 [ ( ( -------------- ) +1 )  ]-1
  [ ( ( 97,889,523.127 )    )  ]


2 [ ( (1.004339239+1)6 )-1 ]

2 ( 1.026319508-1 ]

2 (.026319508)

              =     .052639016 December 31, 1995, Corp. A
                    ----------

                                                         Item 24.b. Exhibit (16)

                        INCOME FUND-CORPORATE BOND SERIES

B Shares
--------

Total Return from January 1, 1995, to December 31, 1995. Assuming Initial Investment of $1,000 at offering price at the beginning of period $1,000 / 6.71 = 149.031 shares.

Ending value of initial investment at December 31, 1995, NAV price = 149.031 shares x 7.43 = $1,107.30.

Ending value of shares  received  from  reinvestment  of all  dividends at NAV =
8.784 shares x 7.43 = $65.27.

Contingent deferred sales charge = 1,000 x .05 = $50.00.

Total ending redeemable value:             1,107.30
                                              65.27
                                          -  (50.00)
                                           --------
                                           1,122.57

Total Return:               1,122.57 - 1,000 = 122.57
                            122.57 / 1,000 = 12.26%

                -----------------------------------------------


Calendar 1995            % change
                         = value at end of year...............    1,122.57
                         less value at beginning..............    1,000.00
                                                                  --------
                                                                    122.57

Change                   122.57
                         ------
Beginning Value          1,000      =   12.26%

                                                         Item 24.b. Exhibit (16)

                       INCOME FUND-U.S. GOVERNMENT SERIES

B Shares
--------

Total Return from January 1, 1995, to December 31, 1995. Assuming Initial Investment of $1,000 at offering price at the beginning of period $1,000 / 4.35 = 229.885 shares.

Ending value of initial investment at December 31, 1995, NAV price = 229.885 shares x 4.97 = $1,142.52.

Ending value of shares  received  from  reinvestment  of all  dividends at NAV =
13.46 shares x 4.97 = $66.90.

Contingent deferred sales charge = 1,000 x .05 = $50.00.

Total ending redeemable value:            1,142.52
                                             66.90
                                         -  (50.00)
                                          --------
                                          1,159.42

Total Return:              1,159.42 - 1,000 = 159.42
                           159.42 / 1,000 = 15.94%

                      -----------------------------------------------


Calendar 1995              % change

                           = value at end of year...............    1,159.42
                           less value at beginning..............    1,000.00
                                                                    --------
                                                                      159.42

Change                     159.42
                           ------
Beginning Value            1,000      =   15.94%

                                                         Item 24.b. Exhibit (16)

Average Annual Total Return Of U.S. Government Series
                               ----------------------

1.     Average Total Return For 1 Year = +15.99%
                                         ------

                   1000     (1+T) 1                    =         1,159.90
                            (1+T) 1                    =          1.1599
                               T                       =           .1599

2.     Average Total Return For 5 Years = +7.67%
                                          -----

                   1000     (1+T) 5                    =         1,447.16
                            (1+T) 5                    =         1.44716
                           ((1+T) 5)1/5                =        (1.44716)1/5
                             1+T                       =         1.0767
                               T                       =          .0767

3.     Average Total Return For 10 Years = +7.87%
                                           -----

                   1000     (1+T) 10                   =         2,133.35
                            (1+T) 10                   =        (2.13335)
                           ((1+T) 10)1/10              =        (2.13335)1/10
                             1+T                       =         1.0787
                               T                       =          .0787